SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2007

HOST HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14625	53-0085950
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500
Bethesda, Maryland	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 744-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Host Hotels & Resorts, Inc. (NYSE: HST) announced today that Host Hotels & Resorts, L.P., for whom the Company acts as sole general partner, is proposing to offer in a private placement $550 million aggregate principal amount of exchangeable senior debentures due 2027 (the “Debentures”), subject to market conditions. An additional $50 million may be raised if the initial purchasers exercise their right to acquire additional debentures in connection with the offering. As the offering is a private placement, it will not be made to the general public. Only qualified institutional buyers may participate in the offering. The net proceeds of the offering will be used to repay mortgage debt with any remaining proceeds being used for general corporate purposes. The Debentures will be exchangeable into shares of the Company’s common stock upon the occurrence of certain events. The text of the news release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Host Hotels & Resorts, Inc. Press Release.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: March 19, 2007	By:	/s/ LARRY K. HARVEY
	Name:	Larry K. Harvey
	Title:	Senior Vice President, Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Host Hotels & Resorts, Inc. Press Release.